Exhibit 5.1

[●] 2016

Board of Directors

Allergan plc

Clonshaugh Business & Technology Park

Coolock

Dublin 17 E400

Re: Allergan plc – Form S-4 Registration Statement

Dear Sirs and Madams,

1.	Basis of Opinion

We are acting as Irish counsel to Allergan plc, registered number 527629, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at Clonshaugh Business & Technology Park, Coolock, Dublin 17 E400, Ireland (the “Company”), in connection with the registration statement on Form S-4 (No. ●) filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on [●] 2016 (the “Registration Statement”). We refer in particular to the registration by the Company of up to [●] new ordinary shares of [●] par value per share (the “Shares”) pursuant to the Registration Statement (such Shares to be issued pursuant to the merger agreement (the “Merger Agreement”) dated 22 November 2015 between the Company, Pfizer Inc. and Watson Merger Sub Inc. or pursuant to options or other equity-based awards that are assumed by the Company pursuant to the Merger Agreement).

1.1	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigations of and we express no opinion as to the laws of any other jurisdiction or the effect thereof. This Opinion speaks only as of its date.

1.2	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the documents listed in the Schedule to this Opinion (the “Documents”); and

(c)	the searches listed at 1.4 below.

1.3	In giving this opinion, we have examined copies of the Documents sent to us by email in pdf or other electronic format. For the purpose of giving this opinion, we have reviewed the Documents and any other materials necessary and appropriate for the issuance of this Opinion.

1.4	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on [●] 2016 (together the “Searches”):

(a)	on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company (the “Memorandum and Articles of Association”), mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the twelve years immediately preceding the date of the search; and

(c)	in the Central Office of the High Court in Dublin for any proceedings and petitions filed in respect of the Company.

1.5	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof.

2.	Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares.

2.2	the Shares have been duly authorised pursuant to resolutions of the board of the directors of the Company or a duly appointed committee thereof and, when issued in accordance with the terms of the Merger Agreement and, where appropriate, the relevant equity plan, will be validly issued, fully paid or credited as fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Shares).

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Shares

3.1	that the Registration Statement will have become effective under the Securities Act;

3.2	that the Shares will be allotted and issued in the manner stated in the Registration Statement;

3.3	that any awards granted pursuant to the Amended and Restated 2013 Incentive Award Plan of the Company (the “Incentive Award Plan”) will be paid up in consideration of the receipt by the Company prior to, or simultaneously with, the issue of the Shares pursuant thereto, of cash at least equal to the nominal value of such Shares and that where Shares are issued under the Incentive Award Plan without the requirement for the payment of cash consideration by or on behalf of the relevant beneficiary, then such shares shall either be fully paid up by the Company or one of its subsidiaries within the time permitted by Section 1027(1) of the Companies Act 2014 (the “Act”) (and, in the case of the Company or a subsidiary incorporated in Ireland, in a manner permitted by Sections 82(6) and 1043(1) of the Act or issued for consideration as set out in Section 1028(2) of the Act);

3.4	that, as at the time of the allotment and issuance of the Shares, such allotment and issuance shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject;

3.5	(i) that the Registration Statement does not constitute (and is not intended/required to constitute) a prospectus within the meaning of Part 5 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland and (ii) if an offer of Shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law in general, or in particular pursuant to the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland, such prospectus will be published;

Authenticity and bona fides

3.6	the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete Documents have been submitted to us that the originals of such Documents are identical to the last draft of the complete Documents submitted to us;

3.7	that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.8	that there is, at the relevant time of the allotment and issue of the Shares, no matter affecting the authority of the directors to issue and allot the Shares, not disclosed by the Memorandum and Articles of Association of the Company or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

3.9	that the Memorandum and Articles of Association of the Company effective as of 5 June 2015 are the current Memorandum and Articles of Association, are up to date and have not been amended or superseded and that there are no other terms governing the Shares other than those set out in the Memorandum and Articles of Association;

Accuracy of searches and warranties

3.10	the accuracy and completeness of the information disclosed in the searches referred to in section 1.4 above and that such information has not since the time of such search or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company; and

3.11	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and to the use of our name in the joint proxy statement/prospectus that is part of the Registration Statement.

Yours faithfully,

ARTHUR COX

SCHEDULE

Documents

1.	The Registration Statement and the documents incorporated by reference therein.

2.	The Merger Agreement dated 22 November 2015 entered into between the Company, Pfizer Inc. and Watson Merger Sub Inc.

3.	A copy of the resolution of the board of directors of the Company dated 20 November 2015 regarding the approval of and adoption of, among other things, the Merger Agreement and all other matters contemplated thereby and the approval and filing of the Registration Statement with the SEC.

4.	A copy of the Memorandum and Articles of Association of the Company in its current form effective 5 June 2015.

5.	An Officer’s Certificate of the secretary of the Company dated on or around [●] 2016.

6.	A copy of the Certificate of Incorporation of the Company on re-registration as public limited company dated 20 September 2013.

7.	A copy of the Amended and Restated 2013 Incentive Award Plan of the Company.

8.	Letter of Status from the Irish Companies Registration Office dated [●] 2016.